Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in SBT Bancorp, Inc.’s Registration Statement No. 333-137514 on Form S-8, Registration Statement No. 333-177094 on Form S-3 and Registration Statement No. 333-174339 on Form S-8 of our report dated March 25, 2015 with respect to the consolidated financial statements of SBT Bancorp, Inc. which is incorporated by reference in Form 10-K of SBT Bancorp, Inc. for the year ended December 31, 2014.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts

March 25, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in SBT Bancorp, Inc.’s Registration Statement No. 333-137514 on Form S-8, Registration Statement No. 333-177094 on Form S-3 and Registration Statement No. 333-174339 on Form S-8 of our report dated March 25, 2015 with respect to the consolidated financial statements of SBT Bancorp, Inc. which is incorporated by reference in Form 10-K of SBT Bancorp, Inc. for the year ended December 31, 2014.

/s/SHATSWELL, MacLEOD & COMPANY, P.C.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts

March 25, 2015